Exhibit 10.2

eXp World Holdings, Inc. 2024 Equity Incentive Plan

1.  PURPOSE. eXp World Holdings, Inc., a Delaware corporation (the “Company”) has established this Plan to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of equity based Awards. Capitalized terms not defined herein are defined in Appendix 2.

2.  SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.4 and 20 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan, including Shares that may be made subject to ISOs, is 150,000,000 Shares. The aggregate number of Shares reserved for grant and issuance hereunder will automatically increase on January 1 of each year, commencing on January 1, 2024, and ending on (and including) January 1, 2034, in an amount equal to the lesser of (i) three percent (3%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or (ii) such number of shares of Common Stock as determined by the Board.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option granted under this Plan but which cease to be subject to the Option for any reason other than exercise of the Option; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at (a) the original issue price or (b) the lower of the original issue price or current fair market value, as applicable; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award (such as through a “net exercise”) will remain available for future grant or sale under the Plan. No fractional Shares shall be issued under the Plan.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without the receipt of consideration, or in the event of an extraordinary cash dividend, then (i) the number and kind of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (ii) the Exercise Prices of outstanding Options or Purchase Prices (if applicable) for Other Stock-Based Awards, (iii) the number and kind of Shares and Performance Factors subject to outstanding Awards and (iv) any other terms that the Board or its delegate hereunder determines require adjustment, shall be appropriately adjusted consistent with such change or event in such manner as the Board may determine. Fractional Shares resulting from any adjustment in Awards shall be eliminated by rounding down.

3.  ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants and Directors of the Company or any Parent or Subsidiary of the Company whose participation in the Plan the Board or its delegate hereunder determines to be in the company’s best interests.

4.  ADMINISTRATION.

4.1 Authority. This Plan will be administered by the Board. The Board, in its discretion, may delegate the granting of Awards and other administration of the Plan to a committee of the Board or to officers of the Company or other persons, subject to any applicable legal limitations and, in such event, references to the Board shall be references to such delegate(s), subject to the terms and conditions of such delegation. Subject to the general purposes, terms and conditions of this Plan, the Board will have full power to implement and carry out this Plan. The Board will have the authority, without limitation, to:

(i) determine eligible Employees, Consultants and Directors to whom Awards shall be granted from time to time and the number of Shares to be covered by each Award;

(ii) determine, from time to time, the Fair Market Value of Shares;

(iii) determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations, which terms and conditions need not be uniform among Awards or Participants;

(iv) approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating the Plan and its administration;

(vi) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation; and

(vii) grant Awards to eligible Employees, Consultants and Directors residing outside the U.S. or to otherwise adopt or administer such procedures or sub-plans for such Awards on such terms and conditions different from those specified in the Plan.

4.2 Board Interpretation and Discretion. Any determination made by the Board with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Board for review. The resolution of such a dispute by the Board shall be final and binding on the Company and the Participant. The Board may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.  OPTIONS. The Board may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Board will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company as described in Section 422(b)(6) of the Code (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Board also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Board determines.

5.3 Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted; provided that:

(i) the exercise price per share of an ISO shall not be less than 100% (or, with respect to ISOs granted to a Ten Percent Stockholder, 110%) of the Fair Market Value per share of the Common Stock on the date of grant; and

(ii) Options granted in substitution for outstanding options of another company in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other company and the Company or any Subsidiary may be granted with an exercise price equal to the exercise price for the substituted option of the other company, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(iii) The Board may issue Awards in settlement or assumption of, or in substitution for, outstanding Awards in connection with the Company or a Subsidiary acquiring another entity, an interest in another entity or an additional interest in a Subsidiary whether by merger, stock purchase, asset purchase or other form of transaction. Any Shares issuable pursuant to such Awards shall not be counted against the Share limit set forth in Section 2.1.

5.4 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Board may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.4 of the Plan. Payment for Stock purchased upon any exercise of an Option shall be made in full in cash concurrently with such exercise, except that, if the Board shall have authorized it and the Company is not then legally prohibited from receiving such consideration, any other method in accordance with Section 9 of the Plan.

5.5 Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement or authorized by the Board):

(i) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than ninety (90) days after the Termination Date, but in any event no later than the expiration date of the Options.

(ii) If the Participant is Terminated because of the Participant’s death (or the Participant dies within ninety (90) days after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Options.

(iii) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Options.

(iv) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date.

5.6. Limitations on Exercise. The Board may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.7. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8. Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Options, subject to applicable law, provided that any such action may not, without the written consent of a Participant, materially impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

6.  RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to, or a grant to, a Participant Shares that are subject to restrictions (“Restricted Stock”). The Board will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price (if any), the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Board and may be less than Fair Market Value on the date the Restricted Stock Award is granted (including zero). Payment of the Purchase Price (if any) must be made in accordance with Section 9 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Board may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Board shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

7.  RESTRICTED STOCK UNITS.

7.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

7.2 Terms of RSUs. The Board will determine the terms of an RSU including, without limitation: (i) the number of Shares subject to the RSU; (ii) the time or times at which the RSU vests; (iii) the consideration to be distributed on settlement; and (iv) the effect of the Participant’s Termination on each RSU. An RSU may vest upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in the Participant’s Award Agreement. If the RSU vests upon satisfaction of Performance Factors, then the Board will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form and Timing of Settlement. The Board, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Board may also permit a Participant to defer settlement under a RSU to a date or dates after the RSU vests, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

7.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

8.  OTHER STOCK-BASED AWARDS.

8.1 Other Stock-Based Awards. The Board is authorized to grant to Participants Other Stock-Based Awards, including shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, deferred stock units, and Awards valued by reference to the value of shares of Common Stock. The Board may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Factors or such other factors as the Board may determine. The Board may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan.

8.2 Terms of Other Stock-Based Awards. The Board will determine, and each Award Agreement shall set forth, the terms of each Other Stock-Based Award including, without limitation: (i) any vesting conditions; (ii) the number of Shares upon which such Other Stock-Based Award is based; (iii) the Performance Factors and Performance Period (if any) that shall determine the time and extent to which each Performance Award shall be vested or granted; (d) the consideration to be distributed on settlement; and (iv) the effect of the Participant’s Termination on each Other Stock-Based Award. In establishing Performance Factors and the

Performance Period (if any) the Board will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Board shall determine the extent to which Other Stock-Based Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Other Stock-Based Awards that are subject to different Performance Periods and different performance goals and other criteria.

8.3 Deferral of Other-Stock Based Awards. To the extent permitted by law, the Board may permit Participants to defer all or a portion of their compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be in a manner intended to comply with Section 409A of the Code.

8.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

9.  PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Board and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(i) by forgiveness of indebtedness owed by the Company to the purchaser;

(ii) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price or purchase price of the Shares as to which said Award will be exercised or settled;

(iii) by reducing the number of shares of Stock to be delivered to the Participant upon exercise of the Option or settlement of an Award, with the reduction valued on the basis of the aggregate Fair Market Value on the Date of Exercise or purchase of the additional shares of Stock that would otherwise have been delivered to the Participant upon the Option exercise or Award settlement;

(iv) by the delivery, concurrently with such exercise and in accordance with Regulation T promulgated under the Securities Exchange Act of 1934, or any successor rule or regulation, of a properly executed exercise notice for the Option and irrevocable instructions to a broker promptly to deliver to the Company to pay the exercise price a specified amount of the proceeds of a sale of the Option shares or loan secured by the Option shares;

(v) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company; and/or
(vi) by any combination of the foregoing or by other means determined by the Board to be consistent with this Plan’s purposes.

Subject to any Board approval requirements or other limitations under applicable laws, the Board may also assist any Participant in the payment for Shares by authorizing a loan from the Company, permitting the Participant to pay the exercise price or purchase price in installments or authorizing a guarantee by the Company of a third party loan to the Participant, and the terms and conditions of any such loan, installment sale or guarantee will be determined by the Board.

10.  WITHHOLDING TAXES.

10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.

10.2 Stock Withholding. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value up to the maximum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

11.  TRANSFERABILITY. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Notwithstanding the foregoing, the Board may determine that an Award, other than an ISO, may be transferred to a Permitted Transferee, upon such additional terms and conditions as the Board deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (a) the Participant, or (b) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all Awards except ISOs, by a Permitted Transferee.

12.  PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

12.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

12.2 Restrictions on Shares. At the discretion of the Board, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Shares held by a Participant following such Participant’s Termination at any time after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

13.  CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

14.  ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Board will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (ii) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16.  NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

17.  CORPORATE TRANSACTIONS.

In the event of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation as a result of which the Company is not the surviving entity or as a result of which the outstanding shares of Stock are changed into or exchanged for cash, property or securities not of the Company’s issue, except for a merger or consolidation with a wholly-owned subsidiary of the Company or a transaction effected primarily to change the state of the Company’s incorporation, or (iii) a sale or other transfer in one or a series of transactions of all or substantially all of the assets of the Company, or of more than fifty percent (50%) of the voting stock of the Company then outstanding, to any person or entity or to persons or entities which are affiliated or acting in concert with respect to such sale or transfer (each, a “Change in Control”), the Board may, but shall not be obligated to:

(a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award;

(b) cancel Awards for fair value (as determined by the Board) which, in the case of Options may equal the excess, if any, of the per share value of the consideration to be paid in the Change in Control transaction for Common Stock over the Exercise Price of such Options (or, if such Exercise Price is greater than the consideration paid in the Change in Control transaction, the Board may cancel such Options for no consideration);

(c) provide for the assumption of Awards or the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted hereunder as determined by the Board;

(d) provide advance notice of such Change in Control transaction to holders of Options, after which any Options not exercised prior to such Change in Control may be cancelled; or

(e) cancel Awards (whether vested or unvested).

Any Award granted under this Plan shall automatically terminate upon the closing of a Change in Control, unless provision shall be made in connection with such Change in Control for the assumption of the Award by, or the substitution for such Award of a new Award covering the stock or other equity securities of, the surviving, successor or purchasing entity or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares or other securities or property to be issued upon exercise of the Award and the exercise price, as applicable. This paragraph shall not restrict the Board from permitting or requiring other accelerations of vesting upon transactions described in this paragraph or any other acquisitions of the Company’s shares or business or changes in control of the Company or any other event. The treatment of Awards upon a Change in Control need not be uniform among Awards or Participants.

Notwithstanding anything in this Section 17 to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that otherwise is accelerated under this Section 17 will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

18.  ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

19.  TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board or is approved by the Company’s stockholders, whichever is earlier. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

20.  AMENDMENT OR TERMINATION OF PLAN. The Board shall have complete power and authority to alter, amend, suspend or terminate this Plan, provided that no such action shall materially impair a Participant, without his or her consent, of any Award or any rights granted thereunder or hereunder. Stockholder approval of amendments shall be required only to permit the issuance of Incentive Options or otherwise to comply with applicable laws or regulatory requirements.

21.  AWARD AGREEMENTS AND AMENDMENTS. Each Award granted under this Plan shall be evidenced by an agreement between the Company and the Participant, which shall be approved by the Board or an executive officer of the Company. The Award Agreement shall comply with the provisions of this Plan and the terms of the Award’s grant by the Board and may contain additional terms not inconsistent with this Plan and such grant which are deemed necessary or desirable by the Board or the executive officer. Subject to the terms and limitations set forth in this Plan, the Board and the Participant may without approval modify, extend, renew or terminate any outstanding Award or Award Agreement.

22.  NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Company to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.  COMPLIANCE WITH SECTION 409A OF THE CODE. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Board or its delegate hereunder. The Plan and each Award Agreement under the Plan is intended to be either exempt from the application of or meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Board or its delegate hereunder. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409Aof the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company or any of its Subsidiaries or Parents have any obligation or liability under the terms of the Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A of the Code.

Appendix 2: Definitions

As used in the Plan, the following definitions shall apply:

“Award” means any award under the Plan, including any Option, Restricted Stock, or Other Stock-Based Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Board has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import), (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 16 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means the Company’s Common Stock, par value $0.00001 per share.

“Company” means eXp World Holdings, Inc., a Delaware corporation, or any successor corporation.

“Consultant” means any person or entity, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity other than in connection with the offer or sale of securities in a capital raising transaction.

“Director” means a member of the Board.

“Disability” means in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means the date on which the Plan has received approval by the Company’s stockholders required in accordance with the Company’s governing documents and applicable law.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder may purchase the Shares issuable upon exercise of an Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows: (i) If the Common Stock is traded on an established securities market, the closing price of a share of the Common Stock on such date on the composite transactions report of the principal securities market on which the Common Stock is so traded, or, if there is no sale of the Common Stock on such date, then on the last previous date on which there was a sale; or, (ii) if the Common Stock is not then traded on an established securities market, the fair market value of a share of the Common Stock as determined by the Board in a manner it considers reasonable or appropriate under the circumstances, taking into account the requirements of Section 409A or 422 of the Code, as applicable. The determination of fair market value for purposes of tax withholdings may be made in the Board’s (or its delegate’s) discretion subject to applicable laws and is not required to be consistent with the determination of Fair Market Value described above or for other purposes.

“Insider” means any person providing services to the Company or a Subsidiary whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Other Stock-Based Award” means an Award under Section 8 that is valued in whole or part by reference to, or is payable in or otherwise based on, Common Stock.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Factors” means any performance goal, metric or measure, individually or in combination, as determined by the Board or its delegate hereunder.

“Performance Period” means the period of service determined by the Board, during which years of service or performance is to be measured for the Award.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

“Plan” means this eXp World Holdings, Inc. 2024 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 7 or Section 8 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Subsidiary” means any subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Board; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law. The Board will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).